UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2021

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 2, 2021, Nordural Grundartangi ehf ("Grundartangi"), a wholly-owned subsidiary of Century Aluminum Company ("Century"), entered into a Term Facility Agreement (the "Casthouse Facility") with Arion Bank hf. ("Arion") to fund the construction of a new billet casthouse at Grundartangi (the "Grundartangi Casthouse Project"). The Casthouse Facility is expected to fund up to US$130 million in term loans in connection with the Grundartangi Casthouse Project.

Key terms of the Casthouse Facility include, without limitation:

•an eight-year (96 month) term commencing on the first drawdown date;
•total facility commitment of up to US$130 million;
•interest at a rate equal to USD LIBOR 3 month as published at any given time by the Intercontinental Exchange plus an applicable margin as set forth below, which is subject to Arion's green financing framework:

Level	NIBD/EBITDA Ratio	Margin % p.a.
I	<1	3.12
II	1-2	3.27
III	2-5	3.47
IV	>5	4.22
•an arrangement fee equal to 0.78% of the total facility amount regardless if Casthouse Facility is drawn or not; and
•a commitment fee equal to 0.38% per annum on undrawn commitments, payable quarterly at the same time as interest payments are due and payable.

Grundartangi has pledged up to an aggregate amount of US$430 million in assets and rights related to the Grundartangi smelter site and assets located at and within the smelter site as security for the prompt payment and full discharge of Grundartangi''s debts pursuant to the Casthouse Facility.

The Casthouse Facility also contains customary covenants, including restrictions on mergers and acquisitions, indebtedness, preservation of assets, and dispositions of assets and contains a covenant that requires Grundartangi to maintain a minimum equity ratio. As of November 2, 2021, no borrowings were outstanding under the Casthouse Facility.

The description of the Casthouse Facility set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Casthouse Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 3, 2021, Century issued a press release announcing the Grundartangi Casthouse Project. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Term Facility Agreement, dated as of November 2, 2021, between Nordural Grundartangi ehf and Arion Bank hf.
99.1	Press Release dated November 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	November 3, 2021	By:	/s/ John DeZee
			Name:	John DeZee
			Title:	Executive Vice President, General Counsel and Secretary